 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Lester A. Aaron

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

FIRST QUARTER 2016 FINANCIAL RESULTS

Calabasas, CA, May 11, 2016 – Unico American Corporation. (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today its consolidated financial results for the three months ended March 31, 2016. For the three months ended March 31, 2016, revenues were $8.5 million and net loss was $0.2 million ($0.04 diluted loss per share) compared with revenues of $7.8 million and net loss of $0.4 million ($0.07 diluted loss per share) for the three months ended March 31, 2015.

Stockholders’ equity was $70.1 million as of March 31, 2016, or $13.21 per common share including unrealized after-tax investment gains of $0.03 million, compared to stockholders’ equity of $70.3 million as of December 31, 2015, or $13.23 per common share including unrealized after- tax investment losses of $0.03 million.

Headquartered in Calabasas, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit Crusader’s website at www.crusaderinsurance.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein that are not historical facts are forward-looking. These statements, which may be identified by forward-looking words or phrases such as “anticipate,” “appears,” “believe,” ”expect,” “intend,” “may,” “should,” and “would,” involve risks and uncertainties, many of which are beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include underwriting actions not being effective, rate increases for coverages not being sufficient, premium rate adequacy relating to competition or regulation, actual versus estimated claim experience, regulatory changes or developments, unforeseen calamities, general market conditions, and the Company’s ability to introduce new profitable products.

Financial Tables Follow –

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31	December 31
	2016	2015
	(Unaudited)
ASSETS
Investments
Available-for-sale:
Fixed maturities, at fair value (amortized cost: March 31, 2016 $81,361; December 31, 2015 $82,203)	$81,412	$82,161
Short-term investments, at fair value	11,289	15,641
Total Investments	92,701	97,802
Cash	333	334
Accrued investment income	104	86
Receivables, net	5,763	5,505
Reinsurance recoverable:
Paid losses and loss adjustment expenses	621	751
Unpaid losses and loss adjustment expenses	10,639	9,637
Deferred policy acquisition costs	4,321	4,233
Property and equipment, net	10,457	10,221
Deferred income taxes	1,321	1,334
Other assets	15,238	10,268
Total Assets	$141,498	$140,171

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$50,011	$49,094
Unearned premiums	18,214	18,079
Advance premium and premium deposits	494	212
Income taxes payable	9	—
Accrued expenses and other liabilities	2,649	2,443
Total Liabilities	$71,377	$69,828

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; issued and outstanding shares 5,307,133 at March 31, 2016, and 5,315,945 at December 31, 2015	$3,744	$3,743
Accumulated other comprehensive income (loss)	34	(27)
Retained earnings	66,343	66,627
Total Stockholders’ Equity	$70,121	$70,343

Total Liabilities and Stockholders' Equity	$141,498	$140,171

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended
	March 31
	2016	2015
REVENUES
Insurance company operation:
Net premium earned	$7,572	$6,965
Investment income	212	88
Net realized investment losses	(1)	—
Other income	68	72
Total Insurance Company Revenues	7,851	7,125

Other insurance operations:
Gross commissions and fees	657	691
Finance fees earned	17	16
Other income	5	—
Total Revenues	8,530	7,832

EXPENSES
Losses and loss adjustment expenses	5,085	4,894
Policy acquisition costs	1,700	1,493
Salaries and employee benefits	1,382	1,248
Commissions to agents/brokers	40	44
Other operating expenses	593	744
Total Expenses	8,800	8,423

Loss before taxes	(270)	(591)
Income tax benefit	(71)	(194)
Net Loss	$(199)	$(397)

PER SHARE DATA:
Basic
Loss Per Share	$(0.04)	$(0.07)
Weighted Average Shares	5,309,377	5,341,147

Diluted
Loss Per Share	$(0.04)	$(0.07)
Weighted Average Shares	5,309,377	5,341,147

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Three Months Ended
	March 31
	2016	2015
Cash flows from operating activities:
Net Loss	$(199)	$(397)
Adjustments to reconcile net income to net cash from operations:
Depreciation and amortization	116	117
Bond amortization, net	(4)	(4)
Non-cash stock based compensation	6	6
Changes in assets and liabilities:
Net receivables and accrued investment income	(276)	(336)
Reinsurance recoverable	(872)	185
Deferred policy acquisition costs	(88)	(175)
Other assets	(4,912)	203
Unpaid losses and loss adjustment expenses	917	(912)
Unearned premiums	135	659
Advance premium and premium deposits	282	140
Accrued expenses and other liabilities	206	(20)
Income taxes current/deferred	(69)	(193)
Net Cash Used by Operating Activities	(4,758)	(727)

Cash flows from investing activities:
Purchase of fixed maturity investments	(200)	(10,145)
Proceeds from maturity of fixed maturity investments	1,046	749
Net decrease in short-term investments	4,352	10,148
Additions to property and equipment	(352)	(185)
Net Cash Provided by Investing Activities	4,846	567

Cash flows from financing activities:
Repurchase of common stock	(89)	—
Net Cash Used by Financing Activities	(89)	—

Net decrease in cash	(1)	(160)
Cash at beginning of period	334	309
Cash at End of Period	$333	$149

Supplemental cash flow information
Cash paid during the period for:
Interest	—	—
Income taxes	—	—